Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

December __, 2017

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”), My Size, Inc., a Delaware corporation (the “Company”), hereby agrees to sell registered securities of the Company, consisting of up to _________ shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and/or pre-funded warrants to purchase Common Stock, with an exercise price of $0.001 per share (the “Pre-Funded Warrants”, as exercised, the “Pre-Funded Warrant Shares”), and common stock purchase warrants to purchase up to an aggregate of ___________ shares of Common Stock with an exercise price of $_____ per share (the “Common Warrants”, as exercised, the “Common Warrant Shares”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Roth Capital Partners, LLC, as placement agent (the “Placement Agent”). The Pre-Funded Warrants and the Common Warrants are collectively referred to herein as the “Warrants”, the Pre-Funded Warrant Shares and the Common Warrant Shares are collectively referred to herein as the “Warrant Shares”, the Warrants and the Shares are collectively referred to herein as the “Primary Securities” and the Primary Securities, together with the Warrant Shares, are collectively referred to herein as the “Securities”. For each Pre-Funded Warrant Share issuable upon exercise of a Pre-Funded Warrant sold (without regard to any limitation on exercise set forth therein), the number Shares will be decreased on a one-for-one basis. The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), the Common Warrants, and the Pre-Funded Warrants shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Share and accompanying ___ of a Common Warrant is $____, and for each Pre-Funded Warrant and accompanying ___ of a Common Warrant is $_____. As required by the rules and regulations of the Tel Aviv Stock Exchange, the nominal value of $0.001 for each Warrant Share issuable upon exercise of the Warrants (without regard to any limitation on exercise set forth therein) shall be prepaid to the Company at the Closing (as defined below) as part of the purchase price described in the immediately preceding sentence. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive Placement Agent in connection with the offering and sale by the Company of the Securities pursuant to the Company’s registration statement on Form S-1 (File No. 333-221741) (as amended from time to time and including the exhibits thereto at any given time, the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash fee equal to 7% of the gross proceeds received by the Company from the sale of the Securities at the Closing.

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(ii) The Company also agrees to reimburse Placement Agent’s expenses (with supporting invoices/receipts) up to a maximum of $90,000, payable immediately upon a Closing of the Offering.

(b) In addition to the foregoing fees and expenses, the Company acknowledges that at the first Closing, the Company shall pay the Placement Agent an additional $60,000, representing fees earned by the Placement Agent for serving as placement agent to the Company in the private placement of the Company’s securities pursuant to its securities purchase agreement dated October 26, 2017 (the “October 2017 Placement”). The balance of the fees payable to the Placement Agent pursuant to the October 2017 Placement, or $60,000, shall be payable upon the closing of the Company’s next public or private offering of securities, including, without limitation, any Future Offering (as defined below).

(c) The term of the Placement Agent’s exclusive engagement will be until the completion of the Offering. The Placement Agent shall be entitled to collect all fees under this Agreement earned through termination. In addition to the foregoing, the Company hereby grants to the Placement Agent the exclusive right (such right, the “Right of First Refusal”), for the twelve (12) month period commencing on the date hereof, to provide investment banking services to the Company on an exclusive basis in all matters involving the Company’s equity securities or other instruments that may at any time be convertible into, exchangeable for, or otherwise entitle the holder thereof to receive, directly or indirectly, equity securities of the Company, for which investment banking services are sought by the Company (a “Future Offering”). In connection with the Right of First Refusal, investment banking services shall include, without limitation, (i) acting as lead, book-running manager for any underwritten public offering; (ii) acting as exclusive placement agent or financial advisor in connection with any private offering of securities of the Company; and (iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. At any time during such period that the Company contemplates conducting a Future Offering, the Company shall deliver to the Placement Agent a written notice (the “Notice”) stating its intention to conduct the Future Offering, the material terms and conditions thereof, including the amount to be raised and the type of security to be issued and the compensation requested by the competing broker-dealer firm if any, and an offer to the Placement Agent to manage the Future Offering pursuant to this Right of First Refusal. At any time within 30 days after receipt of the Notice, the Placement Agent may, by giving written notice to the Company, elect to exercise this Right of First Refusal. The failure of the Placement Agent to exercise this Right of First Refusal within such 30 day period will be deemed a rejection of the offer solely with respect to the applicable Future Offering. Any decision by the Placement Agent to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Placement Agent and its Affiliates and shall be subject to general market conditions. If the Placement Agent declines to exercise the Right of First Refusal (which it may do in its sole and absolute discretion), the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable to such other person or persons than the terms declined by the Placement Agent.

(d) Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

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Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was originally filed on November 24, 2017, as amended on December __, 2017, for the registration under the Securities Act of the Securities, and was declared effective by the Commission on December __, 2017. Following the effectiveness of the Registration Statement and the determination of pricing among the Company and the prospective Investors introduced to the Company by Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Preliminary Prospectus”; and the amended or supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) is hereinafter called the “Final Prospectus”; and the Preliminary Prospectus and Final Prospectus are collectively, the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement, the Preliminary Prospectus or the Final Prospectus or intends to commence a proceeding for any such purpose.

(b) Assurances. The Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement and the Final Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Registration Statement and the Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

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(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Final Prospectus, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(d) Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are set forth in the Incorporated Documents. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, and as described in the Registration Statement and Prospectus. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect (as defined below), and no an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, or the legality, validity or enforceability of any such agreement, or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under this Agreement or any of the Transaction Documents.

(f) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Transaction Documents, and the Prospectus and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby and under the Prospectus have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined below). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(g) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Transaction Documents, and the transactions contemplated pursuant to the Prospectus, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(h) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Transaction Documents and the Prospectus, other than: (i) the filing with the Commission of the Final Prospectus, (ii) application(s) to The NASDAQ Capital Market (the “Trading Market”) for the listing of the Shares and the Warrant Shares for trading thereon in the time and manner required thereby, and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or “blue sky” laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (collectively, the “Required Approvals”). All Required Approvals have been or will be obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining and Required Approvals.

(i) Issuance of the Securities; Registration. The Primary Securities are duly authorized and, when issued and paid for in accordance with the Prospectus, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Final Prospectus, including the Shares and the Warrant Shares.

(j) Capitalization. The capitalization of the Company, including the authorized and outstanding securities, including any securities exercising or convertible into shares of Common Stock, is as set forth in the Prospectus. The Company has not issued any capital stock or other securities since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock and options to purchase shares of Common Stock to employees and consultants pursuant to the Company’s employee stock purchase plans, pursuant to the conversion and/or exercise of securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act, and in connection with the October 2017 Placement. Other than the investors in the October 2017 Placement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, the Transaction Documents and the Prospectus. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock of the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Investors) and, other than securities sold in the October 2017 Placement, will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company of any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights of “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. The SEC Reports (as defined below) contain correct and complete copies of the Company’s certificate of incorporation, as amended and as in effect on the date hereof, and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all Common Stock Equivalents, and the material rights of the holders thereof in respect thereto.

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(k) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement and the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered or has made available to the Placement Agent true, correct and complete copies of each of the SEC Reports not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such Financial Statements and except that unaudited Financial Statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its Financial Statements or otherwise. The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP and the rules and regulations of the Commission. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(l) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited Financial Statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by the Transaction Documents and Prospectus or disclosed in the Prospectus, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, including any transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day of the Common Stock on the Trading Market prior to the date that this representation is made.

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(m) Litigation. There is no action, suit, inquiry, arbitration, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Transaction Documents and the transactions contemplated pursuant to the Prospectus or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. No director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or any other U.S. or foreign securities regulator involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such Action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any governmental agency or regulatory authority.

(n) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer of the Company or any Subsidiary, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, its certificate of incorporation, bylaws or other governing documents, or any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case (under this clause (iii)) as could not have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Trading Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Trading Market in the foreseeable future. Except as set forth in the SEC Reports, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Trading Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Trading Market and (iii) the Company has received no communication, written or oral, from the Commission or the Trading Market regarding the suspension or delisting of the Common Stock from the Trading Market. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

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(p) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(q) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit, or any notice of adverse finding, warning letter, or other correspondence or notice from any governmental authority alleging or asserting noncompliance with any Material Permits.

(r) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance. All tangible personal property owned by the Company and its Subsidiaries is structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing.

(s) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights (collectively, the “Intellectual Property Rights”) necessary or material to conduct their respective businesses as now conducted and presently proposed to be conducted. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited Financial Statements included within the SEC Reports, a notice (written or otherwise) of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

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(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(v) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the offering and sale of Securities, as supplemented by all information concerning the Company’s directors, officers and principal shareholders as described in the Registration Statement and Prospectus as well as in the Lock-Up Agreements (as defined below), provided to the Placement Agent, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate or incorrect in any material respect.

(w) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(x) Board of Directors. The qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board of Directors comply with the Exchange Act and the Sarbanes-Oxley Act and the listing rules of Trading Market. At least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Trading Market.

(y) Certain Fees. Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, the Transaction Documents and the Prospectus. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement, the Transaction Documents and the Prospectus.

(z) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(aa) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(bb) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as disclosed in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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(cc) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement and the Transaction Documents and the transactions contemplated pursuant to the Prospectus, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(dd) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Transaction Documents and the Prospectus, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement and Prospectus. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and, its Subsidiaries, their respective businesses and the transactions contemplated hereby and in the Transaction Documents, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(ee) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ff) Solvency. Based on the consolidated financial condition of the Company as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, including any debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound or have any commitments. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. Neither the Company nor any Subsidiary is in violation under the terms of, or in default with respect to any Indebtedness.

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(gg) Tax Status. The Company and its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the Financial Statements are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated Financial Statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely affected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(hh) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ii) Accountants. The Company’s accounting firms are set forth in the Registration Statement and the Prospectus. To the knowledge and belief of the Company, (i) such accounting firms are registered public accounting firm as required by the Exchange Act and (ii) Somekh Chaikin shall express its opinion with respect to the Financial Statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2017.

(jj) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

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(kk) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Investor will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ll) Office of Foreign Assets Control. Neither the Company nor any Subsidiary, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(mm) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(nn) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(pp) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the USA Patriot Act of 2001, the Currency and Foreign Transactions Reporting Act of 1970, as amended, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(qq) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(rr) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its Financial Statements previously filed with the Commission. Based on those discussions, the Company has no reason to believe that it will need to restate any such Financial Statements or any part thereof.

(ss) Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(tt) Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(uu) FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 27th Floor, New York, New York 10178 (or at such other place as shall be agreed upon by the Placement Agent and the Company) (“Placement Agent Counsel”). Subject to the terms and conditions hereof, at each Closing payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request. Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any receipt of comments of, or any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any Proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

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(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent or the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Final Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any Proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Transaction Documents, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Transaction Documents or the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of the Incorporated Documents and any Prospectus and Free Writing Prospectus (as defined below), and any amendments and supplements thereto (including any Incorporated Documents, if any) as the Placement Agent may reasonably request.

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(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act (a “Free Writing Prospectus”). In the event that the Placement Agent expressly consents in writing to any Free Writing Prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which a Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Final Prospectus and Incorporated Documents, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent and will promptly amend or supplement, at its own expense, such Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Lock-Up. The Company hereby agrees that, without the prior written consent of the Placement Agent, it will not, during the period from the date hereof until fifteen (15) Business Days after the initial Closing Date (the “Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any Common Stock Equivalents; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any Common Stock Equivalents (other than a registration statement for Common Stock and/or Common Stock Equivalents of the Company that will not be declared effective by the Commission prior to the expiration of the Lock-Up Period (each, a “Subsequent Offering Registration Statement”, and any such offering pursuant thereto, each, a “Subsequent Offering”)). The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants or the conversion or exercise of Common Stock Equivalents disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) or the Final Prospectus or (4) any Subsequent Offering of shares of Common Stock and/or Common Stock Equivalents that is consummated pursuant to a Subsequent Offering Registration Statement after the expiration of the Lock-Up Period. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period except with respect to any employees, officers or directors of the Company that have executed a Lock-Up Agreement. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(g) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(h) Trading Market. The Company shall use its reasonable best efforts to obtain approval to include the Shares and the Warrant Shares on the Trading Market.

(i) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

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(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement and the Final Prospectus under the heading “Use of Proceeds”.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the Trading Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(l) Reverse Stock Split. As soon as practicable after the date hereof, the Company shall effect the reverse split of its Common Stock, as contemplated in the Company’s Preliminary Information Statement on Schedule 14C filed with the Commission on December 18, 2017 (the “Reverse Stock Split”), including complying with any mailing and delivery requirements under the Exchange Act and filing an amendment to the Company’s certificate of incorporation in connection therewith, and shall provide prompt written notice to the Placement Agent thereof.

(m) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors. The Company agrees that the Placement Agent may rely upon, and each is a third-party beneficiary of, the representations and warranties, and applicable covenants, set forth in the Transaction Documents and any other such purchase, subscription or other agreement with Investors in the Offering.

(n) No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(o) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof as well as any representations of the Company in the Transaction Documents, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder and under the Transaction Documents on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from Somekh Chaikin (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, in form and substance satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

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(b) Transaction Documents. The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to the Investors each of the Transaction Documents to which it is a party, including the Purchase Agreement and the applicable number of Pre-Funded Warrants and Common Warrants issuable to each Investor pursuant to the terms thereunder.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. The Final Prospectus (in accordance with Rule 424(b)) and any Permitted Free Writing Prospectus, if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no Proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus or Permitted Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(d) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(e) No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect.

(f) No Materially Misleading Fact. The Placement Agent shall not have reasonably determined, and advised the Company, that the Registration Statement, any Prospectus, or any amendment thereof or supplement thereto, or any Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Placement Agent, is material, or omits to state a fact which, in the reasonable opinion of the Placement Agent, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(g) Opinion of Counsel. The Placement Agent shall have received on each Closing Date the favorable opinion of Sheppard, Mullin, Richter & Hampton LLP US legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Placement Agent, and in form and substance satisfactory to the Placement Agent. On or before each Closing Date there shall have been furnished to the Placement Agent the negative assurance letter of Placement Agent Counsel, dated the Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to Placement Agent.

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(h) Good Standing. The Placement Agent shall have received a certificate evidencing the formation and good standing of the Company from the Secretary of State of Delaware as of a date within ten (10) days of each Closing Date.

(i) Certified Charter. The Placement Agent shall have received a certified copy of the Certificate of Incorporation of the Company as certified by the Delaware Secretary of State within ten (10) days of each Closing Date.

(j) Secretary’s Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Secretary of the Company or such other officer of the Company serving in such capacity, as to (i) the resolutions of the Board of Directors approving the Offering and issuance and pricing of the Securities, in a form reasonable acceptable to the Placement Agent, (ii) the incumbency of the officers of the Company executing this Agreement and the Transaction Documents, (iii) the Certificate of Incorporation of the Company, and (iv) the Bylaws of the Company, each as in effect at the Closing.

(k) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, the Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement and in the Transaction Documents are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

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(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(l) Outstanding Shares. The Placement Agent shall have received a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the trading day immediately prior to each Closing Date.

(m) Bring-down Comfort Letter.  On each Closing Date, the Placement Agent shall have received from Somekh Chaikin a letter dated as of such Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three Business Days prior to such Closing Date.

(n) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor, except as disclosed in the SEC Reports as of the date hereof, shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing. The Shares and the Warrant Shares shall be approved for listing on the Trading Market, subject to official notice of issuance.

(o) Lock-Ups. On or before the date hereof, the Placement Agent shall have received duly executed lock-up agreement, substantially in the form of Exhibit A hereto (each a “Lock-Up Agreement”), from each of the parties specified in Schedule 1.

(p) Transfer Agent Issuance Instructions. The Company shall have issued irrevocable instructions to its transfer agent with respect to the issuance of the Shares to the Investors on such Closing Date, in a form reasonable acceptable to the Placement Agent, in accordance with the terms of the Purchase Agreement.

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(q) Transfer Agent Lock-Up Instructions. On or before the first Closing Date, the Company shall have issued irrevocable instructions to its transfer agent, in a form reasonable acceptable to the Placement Agent, to stop transfer of any shares of equity securities of the Company in accordance with the various Lock-Up Agreements.

(r) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and in the Transaction Documents, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained, including, without limitation, any and all Required Approvals.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby and in the Transaction Documents, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Preliminary Prospectus and Final Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; (vii) the filing fees incident to the review and approval by FINRA of the Placement Agent’s participation in the offering and distribution of the Securities; (viii) the fees and expenses associated with including the Shares and the Warrant Shares on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent’s employees on the “roadshow,” if any; (x) all fees and expenses in connection with the Reverse Stock Split; and (xi) all other fees, costs and expenses referred to in Part II of the Registration Statement.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its Affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its Affiliates and each such controlling person (the Placement Agent, and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any Incorporated Document or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement and the Transaction Documents, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

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(b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement and the Transaction Documents, or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement and in the Transaction Documents shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement and the Transaction Documents, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement and the Transaction Documents, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

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(e) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Termination of this Agreement.

(a) The Placement Agent shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Placement Agent, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Placement Agent, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Placement Agent, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities, (ii) trading in the Common Stock shall have been suspended by the Commission or the Trading Market, or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE MKT, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, (vii) the Company is in material breach of any of its representations, warranties or covenants under this Agreement, including if any condition specified in Section 5 is not satisfied when and as required to be satisfied, or (viii) in the judgment of the Placement Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business. If the Placement Agent elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Placement Agent by telephone, confirmed by letter.

(b) Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions, including any obligations under Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery), will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), will survive any expiration or termination of this Agreement. The termination of this Agreement shall not affect the fees payable to the Placement Agent in connection with the October 2017 Placement.

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(c) The terms of the Right of First Refusal shall survive the termination of this Agreement unless this Agreement is terminated by the Company for cause in compliance with FINRA Rule 5110(f)(2)(D)(ii), which includes the Placement Agent’s material failure to provide the services contemplated in this Agreement, and the Company’s exercise of this right for termination for cause eliminates any obligations with respect to the Right of First Refusal.

Section 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent, to the address set forth above, attention: Jared Schramm, Facsimile: (949) 720-7215

With a copy to:

Kelley Drye & Warren LLP

101 Park Avenue, 27th Floor

New York, New York 10178

Facsimile: (212) 808-7897

Attention: Michael A. Adelstein

If to the Company:

My Size, Inc.

3 Arava St., pob 1026

Airport City, Israel 7010000

Facsimile: _______________

Attention: _______________

With a copy to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Facsimile: (212) 370-7889

Attention: Richard A. Friedman

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its Affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its Affiliates and each other person, if any, controlling the Placement Agent or any of its Affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as the placement agent in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement, the Final Prospectus, and the Transaction Documents were established by the Placement Agent and the Investors following discussions and arm’s-length negotiations and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agent and its Affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent does not have any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Placement Agent, and not on behalf of the Company.

Section 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MY SIZE, INC.,
a Delaware corporation

By:
Name:
Title:

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

EXHIBIT A

Form of Lock-Up Agreement

December __, 2017

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that you, as Placement Agent, has entered into, or proposes to enter into the Placement Agency Agreement (the “Placement Agency Agreement”) with My Size, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, as well as pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”) and common warrants to purchase Common Stock (the “Common Warrants”, and together with the Pre-Funded Warrants and the Shares, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the foregoing, and in order to induce you to participate the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 180 days after the date of the final prospectus to be used in confirming the sale of the Securities (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

Ex. A-1

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with your prior written consent, (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof, and (d) the sale of shares to the Company for purposes of satisfying the undersigned’s tax obligations upon vesting of awards issued under the Company’s incentive plans. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or if the Closing Date has not occurred on or before January 15, 2018, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

Ex. A-2

SCHEDULE I

List of officers, directors and stockholders executing lock-up agreements:

1.   Shoshana Zigdon

2.   Eliyahu Walles

3.   Ronen Luzon

4.   Or Kles

5.   Billy Pardo

6.   Arik Kaufman

7.   Oren Elmaliah

8.   Oron Branitzky